UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2007

SACO I TRUST 2007-1
(Exact name of issuing entity as specified in its charter)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
(Exact name of depositor as specified in its charter)

EMC MORTGAGE CORPORATION
(Exact name of sponsor as specified in its charter)

Delaware	333-131374-37	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03(a).	Bankruptcy or Receivership.

On August 9, 2007, HomeBanc Corp., together with certain of its subsidiaries, including HomeBanc Mortgage Corporation (an originator and a servicer of the mortgage loans included in the SACO I Trust 2007-1, Mortgage-Backed Certificates, Series 2007-1 transaction that closed on January 16, 2007), filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (HomeBanc Mortgage Corporation, a Delaware corporation, et al., Case No. 07-11080 (KJC)).  These proceedings have been procedurally consolidated and are being jointly administered under the auspices of United States Bankruptcy Judge Kevin J. Carey.  A copy of the petition filed by HomeBanc Corp. is attached hereto as exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

Exhibit No.	Description

99.1	United States Bankruptcy Court District of Delaware Voluntary Chapter 11 Petition – HomeBanc Corp. – Case Number 07-11080.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:	/S/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: August 16, 2007

EXHIBIT INDEX

Exhibit No.	Sequentially Numbered Description
99.1	United States Bankruptcy Court District of Delaware Voluntary Chapter 11 Petition – HomeBanc Corp. – Case Number 07-11080.